EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and six months ended June 30, 2016. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of June 30, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$854,427	$-	$4,578	$859,005
Cash and cash equivalents held at consolidated funds	-	4,991	-	4,991
Restricted cash	5,269	-	-	5,269
Investments	1,396,200	27,139	(98,787)	1,324,552
Assets of consolidated variable interest entities:
Cash and cash equivalents	-	28,246	-	28,246
Investments, at fair value	-	960,090	(299)	959,791
Other assets	-	33,917	-	33,917
Carried interest receivable	815,751	-	-	815,751
Due from affiliates	568,358	-	(275,796)	292,562
Deferred tax assets	11,623	-	610,586	622,209
Other assets	95,227	5,670	(183)	100,714
Goodwill	88,852	-	-	88,852
Intangible assets, net	26,372	-	-	26,372
Total Assets	$3,862,079	$1,060,053	$240,099	$5,162,231

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$116,814	$-	$-	$116,814
Accrued compensation and benefits	90,399	-	-	90,399
Deferred revenue	158,461	-	-	158,461
Due to affiliates	121,967	-	507,173	629,140
Profit sharing payable	378,599	-	-	378,599
Debt	1,355,521	-	-	1,355,521
Liabilities of consolidated variable interest entities:
Debt, at fair value	-	864,575	(42,776)	821,799
Other liabilities	-	46,682	(227)	46,455
Due to affiliates	-	1,144	(1,144)	-
Other liabilities	45,009	5,323	-	50,332
Total Liabilities	2,266,770	917,724	463,026	3,647,520

Shareholders’ Equity:
Apollo Global Management, LLC shareholders’ Equity:
Additional paid in capital	-	-	1,928,962	1,928,962
Accumulated deficit	859,568	35,420	(2,131,665)	(1,236,677)
Accumulated other comprehensive income (loss)	(5,692)	(1,992)	709	(6,975)
Total Apollo Global Management, LLC shareholders’ equity	853,876	33,428	(201,994)	685,310
Non-Controlling Interests in consolidated entities	7,657	108,901	(20,933)	95,625
Non-Controlling Interests in Apollo Operating Group	733,776	-	-	733,776
Total Shareholders’ Equity	1,595,309	142,329	(222,927)	1,514,711
Total Liabilities and Shareholders’ Equity	$3,862,079	$1,060,053	$240,099	$5,162,231

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Six Months Ended June 30, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Operating Data
Revenues:
Advisory and transaction fees from affiliates, net	$72,898	$-	$-	$72,898
Management fees from affiliates	502,721	(49)	(1,814)	500,858
Carried Interest income from affiliates	207,517	-	-	207,517
Total Revenues	783,136	(49)	(1,814)	781,273
Expenses:
Compensation and benefits:
Salary, bonus and benefits	197,422	-	-	197,422
Equity-based compensation	48,040	-	-	48,040
Profit sharing expense	89,615	-	-	89,615
Total Compensation and Benefits	335,077	-	-	335,077
Interest expense	17,673	-	-	17,673
General, administrative and other	60,439	109	19	60,567
Professional fees	39,139	-	-	39,139
Occupancy	19,520	-	-	19,520
Placement fees	3,828	-	-	3,828
Depreciation and amortization	9,493	-	-	9,493
Total Expenses	485,169	109	19	485,297

Other Income:
Net gains from Investment activities	32,000	541	-	32,541
Net gains (loss) from Investment activities of consolidated variable interest entities	-	(591)	2,608	2,017
Income from equity method investments	42,095	-	(952)	41,143
Interest income	1,944	730	(793)	1,881
Other income, net	525	-	-	525
Total Other Income	76,564	680	863	78,107
Income before income tax provision	374,531	522	(970)	374,083
Income Tax provision	(7,296)	-	(25,545)	(32,841)
Net Income	367,235	522	(26,515)	341,242
Net Income (loss) attributable to Non-controlling Interests	(200,408)	430	-	(199,978)
Net Income Attributable to Apollo Global Management, LLC	$166,827	$952	$(26,515)	$141,264

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended June 30, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Operating Data
Revenues:
Advisory and transaction fees from affiliates, net	$64,899	$-	$-	$64,899
Management fees from affiliates	268,274	(18)	(1,193)	267,063
Carried Interest income from affiliates	328,485	-	-	328,485
Total Revenues	661,658	(18)	(1,193)	660,447

Expenses:
Compensation and benefits:
Salary, bonus and benefits	100,188	-	-	100,188
Equity-based compensation	34,038	-	-	34,038
Profit sharing expense	127,220	-	-	127,220
Total Compensation and Benefits	261,446	-	-	261,446
Interest expense	9,800	-	-	9,800
General, administrative and other	32,748	75	-	32,823
Professional fees	22,705	-	-	22,705
Occupancy	9,698	-	-	9,698
Placement fees	2,064	-	-	2,064
Depreciation and amortization	4,862	-	-	4,862
Total Expenses	343,323	75	-	343,398

Other Income:
Net gains from Investment activities	88,498	512	-	89,010
Net gains (loss) from Investment activities of consolidated variable interest entities	-	(528)	1,226	698
Income from equity method investments	45,623	-	(663)	44,960
Interest income	938	391	(33)	1,296
Other income, net	778	-	-	778
Total Other Income	135,837	375	530	136,742
Income before income tax provision	454,172	282	(663)	453,791
Income Tax provision	(8,247)	-	(29,741)	(37,988)
Net Income	445,925	282	(30,404)	415,803
Net Income (loss) attributable to Non-controlling Interests	(242,093)	382	-	(241,711)
Net Income Attributable to Apollo Global Management, LLC	$203,832	$664	$(30,404)	$174,092

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.